UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2018

MACKINAC FINANCIAL CORPORATION

(previous filings under the name NORTH COUNTRY FINANCIAL CORPORATION)

(Exact name of registrant as specified in its charter)

Michigan	0-20167	38-2062816
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

130 South Cedar Street

Manistique, Michigan 49854

(Address of Principal Executive Offices)  (Zip Code)

(888) 343-8147

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

A special meeting (“Special Meeting”) of the shareholders of Mackinac Financial Corporation, a Michigan corporation (the “Company”), was held on May 10, 2018 to approve the issuance of shares of the Company’s common stock to First Federal of Northern Michigan Bancorp, Inc. (“First Federal”) shareholders, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) as described in the Company’s Registration Statement on Form S-4, which includes its proxy statement, filed with the Securities and Exchange Commission on April 4, 2018.

The Company did not adjourn the meeting to solicit additional proxies.  There were 6,332,560 outstanding shares eligible to vote as of April 2, 2018, the record date for the Special Meeting.

The results of the Special Meeting are as follows:

Approve the Issuance of Company Common Stock to First Federal Shareholders

For	Against	Abstain	Broker Non-Votes
3,936,912	18,394	33,158	0

Item 8.01.   Other Events.

Also on May 10, 2018, the shareholders of First Federal approved the Merger Agreement at a special shareholder meeting called for such purpose.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKINAC FINANCIAL CORPORATION

Date: May 10, 2018	By:	/s/ Jesse A. Deering
Jesse A. Deering
Executive Vice President/Chief Financial Officer